UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd, Suite 150

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2023, Kintara Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”) pursuant to which the Company may offer and sell, from time to time, through the Agent, as sales agent and/or principal, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $2.85 million (“Shares”), subject to certain limitations on the amount of Common Stock that may be offered and sold by the Company set forth in the Sales Agreement (the “Offering”). The Company is not obligated to make any sales of Shares under the Sales Agreement and any determination by the Company to do so will be dependent, among other things, on market conditions and the Company’s capital raising needs.

Offers and sales of Shares by the Company under the Sales Agreement, if any, will be made through a prospectus supplement, dated September 19, 2023 (the “ATM Prospectus Supplement”), to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-254662) filed by the Company with the SEC on March 24, 2021 (the “Registration Statement”) and declared effective by the SEC on April 1, 2021. The aggregate market value of Shares eligible for sale under the Sales Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. The Company’s board of directors has initially reserved 685,096 shares of Common Stock for issuance as Shares in the Offering in connection with the Sales Agreement based on the last reported share price of the Common Stock on the Nasdaq Capital Market on September 15, 2023 of $4.16 per share and such additional shares of Common Stock as are necessary for the issuance of an aggregate amount of $2.85 million in Shares in the Offering.

Sales of the Shares, if any, made under the ATM Prospectus Supplement may be made in negotiated transactions, or by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market or sales made to or through a market maker other than on an exchange. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of the Nasdaq Capital Market, to sell the Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Agent is not obligated to purchase any Shares on a principal basis pursuant to the Sales Agreement.

The Company will pay the Agent commissions for its services in acting as agent in the sale of Shares pursuant to the Sales Agreement. The Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of Shares pursuant to the Sales Agreement. The Company has agreed to provide the Agent and the Sales Agent Affiliates (as defined in the Sales Agreement) with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse the Agent for certain specified expenses in connection with entering into the Sales Agreement up to $50,000, and certain specified expenses on an annual basis not to exceed $10,000. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto, obligations to sell Shares under the Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the Registration Statement and other customary closing conditions.

The Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement; (ii) termination of the Sales Agreement as permitted therein, including by the Company to the Agent upon two (2) days’ prior written notice and by the Agent to the Company upon five (5) days’ prior written notice, in each instance without liability of any party; and (iii) the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement. A copy of the Sales Agreement is attached hereto as Exhibit 1.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of offers to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion and consent of Fennemore Craig, P.C. regarding the legality of the Shares that may be issued pursuant to the Sales Agreement is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Sales Agreement
5.1	Opinion of Fennemore Craig, P.C.
23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: September 19, 2023	By:	/s/ Robert E. Hoffman
Name: Robert E. Hoffman
Title: Chief Executive Officer